Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 29, 2020, with respect to the consolidated financial statements of Ocean Power Technologies, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 11, 2022